Exhibit 10.2

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH, OR PURSUANT TO AN EXEMPTION FROM, THE REQUIREMENTS OF SUCH ACT OR SUCH LAWS.

_______________________________

BIONIK LABORATORIES CORP.

SECURED CONVERTIBLE PROMISSORY NOTE

Principal Amount: US$[___]	Issue Date: June [__], 2019

Bionik Laboratories Corp., a Delaware corporation (the “Company”), for value received, hereby promises to pay to [_____] or its permitted assigns or successors (the “Holder”), the principal amount of [_____] Dollars (US$[___]) (the “Principal Amount”), without demand, on the Maturity Date (as hereinafter defined), together with any accrued and unpaid interest due thereon. This Note shall bear interest at a fixed rate of 1% per month, beginning on the Issue Date. Interest shall be computed based on a 360-day year of twelve 30-day months and shall be payable, along with the Principal Amount, on the Maturity Date. Except as set forth in Section 3.1, payment of all principal and interest due shall be in such coin or currency of the United States of America as shall be legal tender for the payment of public and private debts at the time of payment.

This Note is a convertible promissory note referred to in that certain Subscription Agreement dated as of the date hereof, or series of like subscription agreements (individually or collectively, the “Subscription Agreement”), among the Company and the subscribers named therein, pursuant to which the Company is seeking to borrow up to $9,000,000 (the “Offering”).

1.       Definitions.

1.1       Definitions. The terms defined in this Section 1 whenever used in this Note shall have the respective meanings hereinafter specified.

“Change in Control” means a merger or consolidation of the Company with or into any other entity in which the stockholders of the Company immediately prior to the merger or consolidation do not own more than 50% of the outstanding voting power (assuming conversion of all convertible securities and the exercise of all outstanding options and warrants) of the surviving entity or the sale, lease, licensing, transfer or other disposition of all or substantially all the assets of the Company; provided, however, that any new issuance of capital stock (or securities convertible or exercisable into capital stock) of the Company to one or more third parties for the sole purpose of providing funding for the Company shall not constitute a Change in Control.

“Collateral” shall mean and include all machinery, equipment, furniture, furnishings, tools, tooling, fixtures, and accessories, and all inventory, accounts receivable, instruments, contract rights and other rights to receive the payment of money, patents, chattel paper, licenses, leases and general intangibles, including all trade names and trade styles and all additions, accessions, modifications, improvements, replacements and substitutions thereto and therefor, whether now owned or hereafter acquired or arising, and the proceeds, products and income of any of the foregoing, including insurance proceeds.

“Common Stock” means the common stock, par value $0.001 per share, of the Company.

“Conversion Shares” means the Common Stock issued or issuable to the Holder pursuant to Article 3.

“Event of Default” shall have the meaning set forth in Section 6.1.

“Holder” or “Holders” means the person named above or any Person who shall thereafter become a recordholder of this Note in accordance with the terms hereof.

“Issue Date” means the issue date stated above.

“Maturity Date” shall mean the earlier of (a) March 30, 2020, and (b) the consummation of a Qualified Financing.

“Note” means this Convertible Note, as amended, modified or restated.

“Person” means an individual, corporation, partnership, limited liability company, association, trust, joint venture, unincorporated organization or any government, governmental department or agency or political subdivision thereof.

“Qualified Financing” means the Offering, provided that the Company raises in one or more tranches aggregate gross proceeds of no less than US$9,000,000.

“Securities Act” means the United States Securities Act of 1933, as amended.

2.       GENERAL PROVISIONS.

2.1       Loss, Theft, Destruction of Note. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Note and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Note, the Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Note, a new Note of like tenor and unpaid principal amount dated as of the date hereof. This Note shall be held and owned upon the express condition that the provisions of this Section 2.1 are exclusive with respect to the replacement of a mutilated, destroyed, lost or stolen Note and shall preclude any and all other rights and remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement of negotiable instruments or other securities without their surrender.

2.2       Prepayment; Redemption. This Note may not be prepaid by the Company in whole or in part, except with the prior written consent of the Holder. This Note may not be redeemed by the Company in whole or in part, except with the prior written consent of the Holder.

3.       CONVERSION OF NOTE.

3.1       Conversion.

(a)       Conversion upon Maturity Date. On the Maturity Date without any action on the part of the Holder, the outstanding principal and accrued and unpaid interest under the Notes will be converted into shares of Common Stock at a conversion price of US$6.80 per share (the “Conversion Price”).

(b)       Conversion upon Change of Control. If a Change of Control transaction occurs prior to the Maturity Date, the outstanding principal and accrued and unpaid interest under the Note would, at the election of the holders of a majority of the outstanding principal of the Notes, be either (i) payable upon demand as of the closing of such Change of Control transaction or (ii) convertible into shares of the Common Stock immediately prior to such Change of Control transaction at a price per share equal to the lesser of (x) the Conversion Price, or (y) the per share consideration to be received by the holders of the Common Stock in such Change of Control transaction.

(c)       Cancellation. Upon and as of the Maturity Date, this Note will be cancelled on the books and records of the Company and shall solely represent the right to receive the Conversion Shares.

3.2       Delivery of Securities Upon Conversion.

(a)       As soon as is practicable after the Maturity Date or an event pursuant to Section 3.1(b)(ii), the Company shall deliver to the Holder a certificate or certificates evidencing the Conversion Shares issuable to the Holder.

(b)       The issuance of certificates for Conversion Shares upon conversion of this Note shall be made without charge to the Holder for any issuance tax in respect thereof or other cost incurred by the Company in connection with such conversion and the related issuance of securities. Upon conversion of this Note, the Company shall take all such actions as are necessary in order to ensure that the Conversion Shares so issued upon such conversion shall be validly issued, fully paid and nonassessable.

3.3       Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon conversion of this Note. If any conversion of this Note would create a fractional share or a right to acquire a fractional share, the Company shall round to the nearest whole number.

3.4       Anti-Dilution.  In the event this Note converts into Common Stock pursuant to Section 3.1(a) and the Company raises capital through the sale of Common Stock for cash during the period ending on the three (3) year anniversary of the earliest Issue Date of the Related Notes (for the avoidance of doubt, including this Note), and the price per share thereof (the “Offering Price”) is less than the Conversion Price, then in such event the Company shall issue to the Holder, at no further cost to the Holder, additional shares of Common Stock equal to the number of Conversion Shares the Holder would have received upon conversion if the Conversion Price equaled the Offering Price, less the number of shares of Conversion Shares actually issued on or as of the Maturity Date.

4.       COLLATERAL.

4.1       Security Interest In The Collateral.  To secure the prompt payment and performance to Holder of the obligations hereunder, the Company hereby assigns, pledges and grants to Holder a continuing security interest in and to, and lien on, all of its Collateral.

4.2       Perfection Of Security Interest.  The Company shall take all action that may be necessary or desirable, or that Holder may request, so as at all times to maintain the validity, perfection, enforceability and priority of Holder’s security interest in and lien on the Collateral or to enable Holder to protect, exercise or enforce its rights hereunder and in the Collateral.  By its signature hereto, the Company hereby authorizes Holder to file against the Company one or more financing, continuation or amendment statements pursuant to the Uniform Commercial Code in form and substance reasonably satisfactory to Holder.

5.       STATUS; RESTRICTIONS ON TRANSFER.

5.1       Status of Note. This Note is a direct, general and unconditional obligation of the Company, and constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms subject, as to enforcement, to bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity. This Note does not confer upon the Holder any right to vote or to consent or to receive notice as a stockholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a stockholder, prior to conversion hereof into Conversion Shares.

5.2       Restrictions on Transferability. This Note and any Conversion Shares issued with respect to this Note, have not been registered under the Securities Act, or under any state securities or so-called “blue sky laws,” and may not be offered, sold, transferred, hypothecated or otherwise assigned except (a) pursuant to a registration statement with respect to such securities which is effective under the Act or (b) upon receipt from counsel satisfactory to the Company of an opinion, which opinion is satisfactory in form and substance to the Company, to the effect that such securities may be offered, sold, transferred, hypothecated or otherwise assigned (i) pursuant to an available exemption from registration under the Act and (ii) in accordance with all applicable state securities and so-called “blue sky laws.” The Holder agrees to be bound by such restrictions on transfer. The Holder further consents that the certificates representing the Conversion Shares that may be issued with respect to this Note may bear a restrictive legend to such effect.

5.3       COVENANTS. In addition to the other covenants and agreements of the Company set forth in this Note, the Company covenants and agrees that so long as this Note shall be outstanding, if any one or more events occur which constitute or which, with the giving of notice or the lapse of time or both, would constitute an Event of Default or if the Holder shall demand payment or take any other action permitted upon the occurrence of any such Event of Default, the Company will forthwith give notice to the Holder, specifying the nature and status of the Event of Default or other event or of such demand or action, as the case may be.

6.       REMEDIES.

6.1       Events of Default. “Event of Default” wherever used herein means any one of the following events:

(a)       The Company shall fail to issue and deliver the Conversion Shares in accordance with Section 3;

(b)       Default in the due and punctual payment of the principal of, or any other amount owing in respect of (including interest), this Note when and as the same shall become due and payable;

(c)       Default in the performance or observance of any covenant or agreement of the Company in this Note (other than a covenant or agreement a default in the performance of which is specifically provided for elsewhere in this Section 6.1), and the continuance of such default for a period of 10 days after there has been given to the Company by the Holder a written notice specifying such default and requiring it to be remedied;

(d)       The entry of a decree or order by a court having jurisdiction adjudging the Company as bankrupt or insolvent; or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under the Federal Bankruptcy Code or any other applicable federal or state law, or appointing a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Company or of any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 calendar days;

(e)       The institution by the Company of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other applicable federal or state law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors;

(f)       The Company seeks the appointment of a statutory manager or proposes in writing or makes a general assignment or an arrangement or composition with or for the benefit of its creditors or any group or class thereof or files a petition for suspension of payments or other relief of debtors or a moratorium or statutory management is agreed or declared in respect of or affecting all or any material part of the indebtedness of the Company; or

(g)       It becomes unlawful for the Company to perform or comply with its obligations under this Note.

6.2       Effects of Default. If an Event of Default occurs and is continuing, then and in every such case the Holder may declare this Note to be due and payable immediately, by a notice in writing to the Company, and upon any such declaration, the Company shall pay to the Holder the outstanding principal amount of this Note plus all accrued and unpaid interest through the date the Note is paid in full. Holder shall further have the right to exercise any and all rights and remedies provided for herein, under the Uniform Commercial Code and at law or equity generally, including the right to foreclose the security interests granted herein and to realize upon any Collateral by any available judicial procedure and/or to take possession of and sell any or all of the Collateral with or without judicial process. Holder may enter the Company’s premises without legal process and without incurring liability to the Company therefor, and Holder may thereupon, or at any time thereafter, in its discretion without notice or demand, take the Collateral and remove the same to such place as Holder may deem advisable and Holder may require the Company to make the Collateral available to Holder at a convenient place.

6.3       Remedies Not Waived; Exercise of Remedies. No course of dealing between the Company and the Holder or any delay in exercising any rights hereunder shall operate as a waiver by the Holder. No failure or delay by the Holder in exercising any right, power or privilege under this Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. By acceptance hereof, the Holder acknowledges and agrees that this Note is one of a series of Convertible Promissory Notes of similar tenor issued by the Company pursuant to the Offering (collectively, the “Related Notes”) and that upon the occurrence and during the continuance of any Event of Default, the holders of a majority in original principal amount of the Related Notes, including this Note, shall have the right to act on behalf of the holders of all such Notes in exercising and enforcing all rights and remedies available to all of such holders under this Note, including, without limitation, foreclosure of any judgment lien on any assets of the Company. By acceptance hereof, the Holder agrees not to independently exercise any such right or remedy without the consent of the holders of a majority in original principal amount of the Related Notes (for the avoidance of doubt, including this Note).

7.       MISCELLANEOUS.

7.1       Severability. If any provision of this Note shall be held to be invalid or unenforceable, in whole or in part, neither the validity nor the enforceability of the remainder hereof shall in any way be affected.

7.2       Notice. Where this Note provides for notice of any event, such notice shall be given (unless otherwise herein expressly provided) in writing and either (a) delivered personally, (b) sent by certified, registered or express mail, postage prepaid or (c) sent by facsimile or other electronic transmission, and shall be deemed given when so delivered personally, sent by facsimile or other electronic transmission (confirmed in writing) or mailed. Notices shall be addressed, if to Holder, to its address as provided in the Subscription Agreement or, if to the Company, to its principal office.

7.3       Governing Law. This Note shall be governed by, and construed in accordance with, the laws of the State of Delaware (without giving effect to any conflicts or choice of law provisions that would cause the application of the domestic substantive laws of any other jurisdiction).

7.4       Forum. The Holder and the Company hereby agree that any dispute which may arise out of or in connection with this Note shall be adjudicated before a court of competent jurisdiction in the State of Delaware and they hereby submit to the exclusive jurisdiction of the courts of the State of Delaware, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, with respect to any action or legal proceeding commenced by either of them and hereby irrevocably waive any objection they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum.

7.5       Headings. The headings of the Articles and Sections of this Note are inserted for convenience only and do not constitute a part of this Note.

7.6       Amendments. This Note may be amended or waived only with the written consent of the Company and the holders of a majority in original aggregate principal amount of this Note and the other Related Notes. Any such amendment or waiver shall be binding on all holders of the Notes, even if they do not execute such consent, amendment or waiver.

7.7       No Recourse Against Others. The obligations of the Company under this Note are solely obligations of the Company and no officer, employee or stockholder shall be liable for any failure by the Company to pay amounts on this Note when due or perform any other obligation.

7.8       Assignment; Binding Effect. This Note may be assigned by the Company without the prior written consent of the Holder. This Note shall be binding upon and inure to the benefit of both parties hereto and their respective permitted successors and assigns.

Signature on the Following Page

In Witness Whereof, the Company has caused this Note to be signed by its duly authorized officer on the date hereinabove written.

Bionik Laboratories Corp.

By:
Name: Eric Dusseux
Title: CEO

Signature Page to Convertible Promissory Note